Exhibit 10.5

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made as of the 16th day of February 2021, by and between, Madison Technologies, Inc., a Nevada corporation (the “Company”), and such persons listed on Schedule I who have executed a signature page to this Agreement (each, an “Investor”).

WHEREAS, the Investor has previously acquired various securities from the Company in the form of promissory notes and/or series A convertible preferred stock issued by the Company, as set forth on Schedule I (the “Securities”).

WHEREAS, the Company has authorized a new series of Convertible Preferred Stock of the Company designated as Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), the terms of which are set forth in the Certificate of Designations for such series of Series D Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A.

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company and each Investor desire to enter into a transaction wherein the Company shall issue such aggregate number of shares of Series D Preferred Stock in exchange for each of the Securities as set forth on Schedule I.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Exchange. The closing of the Exchange (the “Closing”) will occur on or before February __, 2021 (or such later date as the parties hereto may agree) following the satisfaction or waiver of the conditions set forth herein (such date, the “Closing Date”). On the Closing Date, subject to the terms and conditions of this Agreement, each Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”), exchange the Securities for (i) shares of the Series D Preferred Stock [and (ii) Options (as defined below) to purchase shares of the Company’s wholly-owned subsidiary, CZJ License, Inc., a Nevada corporation (“Sub”) (in the amounts and pursuant to the terms set forth in Section 1.8 below). At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1. Delivery of Securities. On the Closing Date, the Company shall issue the Series D Preferred Stock [and Options] to each Investor (or its designees); provided that each Investor has complied with its obligations in this Section 1. As soon as commercially practicable after the Closing Date, the Company shall deliver a certificate evidencing the Series D Preferred Stock to the Investor. On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Series D Preferred Stock and shall have the right to convert the Series D Preferred Stock, irrespective of the date the Company delivers the certificate evidencing the Series D Preferred Stock to each Investor.

1.2. No Rights Following Exchange. Upon receipt of the Series D Preferred Stock [and Options] in accordance with Section 1.1, each Investor’s rights under the Securities shall be extinguished (including, without limitation, the rights to receive, as applicable, any principal, premium, make-whole amount, accrued and unpaid interest, dividends or other payment thereon or any other shares of common stock, par value $0.001 per share (“Common Stock”) with respect thereto (whether upon in connection with a fundamental transaction, event of default or otherwise)). In consideration for the issuance of the Series D Preferred Stock and the Options, each Investor hereby irrevocably waives any obligations of the Company under the Securities or any promissory note, purchase agreement, security agreement, pledge agreement, warrant, guarantee or any other document executed in connection with the issuance of the Securities.

1.3. Further Assurances. The Company and each Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.4. Termination Before Closing. If the Closing has not occurred on or prior to April 12, 2021, any Investor shall have the right, by delivery of written notice to the Company to terminate this Agreement (such date, the “Termination Date”). From the date hereof until the earlier of (x) the Closing Date and (y) the Termination Date, each Investor shall forbear from taking any actions with respect to the Securities not explicitly set forth herein, including, without limitation, conversions, exercises, redemptions, exchanges or delivery of written notice to the Company to require the conversion, exercise, redemption or exchange of any of the Securities.

1.5. Representations and Warranties True at Closing. It shall be a condition to the obligation of the Investor on the one hand and Company on the other hand, to consummate the Exchange contemplated hereunder that the other party’s representations and warranties contained herein are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

1.6. Deliveries. At or before the Closing, each Investor shall deliver or cause to be delivered to the Company, (i) the Securities held by such Investor free and clear of all liens, encumbrances, security interests, options or other purchase rights, equities, charges, claims, pledges, defects of title or other restrictions of any kind (other than federal and state securities laws) (ii) the executed Agreement and (iii) other items required to effectuate the Exchange.

1.7. Intentionally Omitted.

1.8. Options.

1.8.1. The Company shall issue to each Investor an exclusive option to acquire shares of common stock of the Sub in the amounts set forth on Schedule II hereto for a payment of $10.00 per share (the “Options”).

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1.8.2. Each Investor may deliver notice to the Company of its desire to exercise (“Exercise Notice”) its Options at any time during the period from the Closing Date through February 16, 2022. Within ten (10) days of receipt by the Company of Exercise Notices from Investors holding Options covering a majority of the shares of the Sub (the “Majority”), the Company shall deliver a written notice to all Investors (the “Company Notice”) notifying them that the Company has received such Exercise Notices from the Majority and the date of the closing of the purchase of the shares of Sub by such Majority (the “Sub Closing”), which date will be not less than sixteen (16) days from the date of such notice. Such Company Notice shall also include a notification to any Investor who wishes to exercise its Options but has not delivered an Exercise Notice, that it must do so within fifteen (15) days following the date of the Company Notice in order to participate in the Sub Closing. In the event the Company does not receive an Exercise Notice from any Investor, then such Investor’s Options shall be automatically cancelled (the “Cancelled Options”) on the sixteenth (16th) day following the date of the Company Notice and such Investors will have no rights and the Company no additional obligations under such Cancelled Options.

1.8.3. The shares of the Sub underlying the Cancelled Options shall be divided pro rata among the Investors who timely deliver Exercise Notices (“Participating Investors”). Each Participating Investor’s pro rata share shall be equal to the product obtained by multiplying: (i) the aggregate number of shares underlying the Cancelled Options, by (ii) a fraction, the numerator of which is the number of Options owned by such Investor on the date the Company Notice is delivered and the denominator of which is the total number of Options granted on the Closing Date. On the date of the Sub Closing, each Participating Investor shall deliver the exercise price for its Options to the Company in cash, and the Company shall issue to each Investor the number of shares of the Sub underlying their Options plus any shares underlying Cancelled Options, if any, to which they are entitled.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that:

2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the Exchange (as defined below) or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement or the Exchange.

2.2. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Exchange and the performance of all obligations of the Company hereunder and thereunder, and the authorization of the Exchange, the issuance (and reservation for issuance) of the Series D Preferred Stock have been taken on or prior to the date hereof.

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2.3. Valid Issuance of the Series D Preferred Stock. The Series D Preferred Stock shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Common Stock when issued in accordance with the terms of the Certificate of Designations, for the consideration expressed therein, will be duly and validly issued, fully paid and non-assessable.

2.4. Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof (each, a “Person”), not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

2.5. Acknowledgment Regarding Investor’s Purchase of Series D Preferred Stock. The Company acknowledges and agrees that each Investor is acting solely for itself and not any other Investor in the capacity of arm’s length purchaser with respect to this Agreement and the Exchange and the transactions contemplated hereby and thereby and that each Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 9.9% of the shares of Common Stock (as defined for purposes of Rule 13d-3 under the Exchange Act). The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Exchange and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Exchange and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the Series D Preferred Stock. The Company has not (i) received any consideration from each Investor for the Series D Preferred Stock received in the Exchange, other than the Securities, (ii) paid any commission or remuneration for the solicitation of the Exchange or (iii) offered any shares of the Series D Preferred Stock to any Person other than each Investor.

3. Representations and Warranties of the Investor. Each Investor hereby represents, warrants and covenants that:

3.1. Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

3.2. Exchange Only. The Investor is a current holder of Securities and has not provided any consideration to the Company for the Series D Preferred Stock received in the Exchange other than the Securities. Each Investor understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Series D Preferred Stock issued in the Exchange may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) pursuant to Rule 144, or (C) pursuant to another exemption from registration under the Securities Act, including but not limited to Section 3(a)(9) thereunder.

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3.3. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series D Preferred Stock or the fairness or suitability of the investment in the Series D Preferred Stock nor have such authorities passed upon or endorsed the merits of the offering of the Series D Preferred Stock.

3.4. Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.5. Ownership of Securities. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Securities free and clear of all rights and liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has full power and authority to transfer and dispose of the Securities to the Company free and clear of any right or lien. Other than the transactions contemplated by this Agreement, there is no outstanding, plan, pending proposal, or other right of any Person to acquire all or any part of the Securities or any shares of Common Stock issuable upon conversion of the Securities.

3.6. Release of Reserve. If prior to the date hereof, the Investor had a share reserve with the Company’s transfer agent, it has instructed such transfer agent to release the amount shares of Common Stock the Investor has reserved of the maximum number of shares of Common Stock issuable upon conversion of any of the Securities.

4. Additional Covenants.

4.1. Fees and Expenses. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.2. Legal Opinions. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel, or any legal counsel reasonably acceptable to the Company, of any legal opinions, in the connection of any sale of Common Stock issued upon conversion of Series D Preferred Stock by any Investor; provided that each such investor provides customary representation letters and all other such documentation as required by counsel to the Company to issue a legal opinion.

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5. Miscellaneous

5.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2. Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.3. Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, to the address as provided for on the signature page to this Agreement.

5.4. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

5.5. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

5.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.7. Survival. Sections 4 and 5 of this Agreement shall survive the Closing and delivery of the Series D Preferred Stock.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

MADISON TECHNOLOGIES, INC.

By:
Name:	Jeffrey Canouse
Title:	Chief Executive Officer

Address for Notices:

240 Vaughan Drive
Suite 200
Alpharetta, GA 30009
Email: jeffcanouse@gmail.com

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTORS:

By:
Name:
Title:

Address for Notices:

Email:

SSN#:

[TO BE COMPLETED FOR EACH INVESTOR]

EXHIBIT A

Certificate of Designations

[See attached]

Schedule I

Schedule II